Execution Copy AVAYA Interest Pledge Agreement (FRA#284857) AVAYA VERWALTUNGS GMBH AVAYA GERMANY GMBH TENOVIS TELECOM FRANKFURT GMBH & CO. KG as Pledgors AVAYA GMBH & CO. KG as Partnership and CITIBANK, N.A. as Administrative Agent and Pledgee and the institutions named herein as Original Pledgees INTEREST PLEDGE AGREEMENT (Geschäftsanteilsverpfändung) Skadden, Arps, Slate, Meagher & Flom LLP An der Welle 3 60322 Frankfurt am Main Germany Exhibit 10.12

1 AVAYA Interest Pledge Agreement (FRA#284857) This INTEREST PLEDGE AGREEMENT (the "Agreement") is made on 4 June 2015 between: (1) AVAYA VERWALTUNGS GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) constituted under the laws of the Federal Republic of Germany, with registered office at Theodor-Heuss-Allee 112, 60486 Frankfurt am Main, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt under registration number HRB 76816 (the "Pledgor 1"); (2) AVAYA GERMANY GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) constituted under the laws of the Federal Republic of Germany, with registered office at Theodor-Heuss-Allee 112, 60486 Frankfurt am Main, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt under registration number HRB 47534 (the "Pledgor 2"); (3) TENOVIS TELECOM FRANKFURT GMBH & CO KG, a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) organized under the laws of the Federal Republic of Germany, with registered office at Theodor- Heuss-Allee 112, 60486 Frankfurt am Main, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt under registration number HRA 29494 (the "Pledgor 3"; Pledgor 1, Pledgor 2 and Pledgor 3 are collectively referred to as the "Pledgors"); (4) CITIBANK, N.A., in its capacity as administrative agent under the Credit Agreement (as defined below), (the "Administrative Agent"), acting for itself and the other Secured Parties (as defined below) in its and their capacity as lenders and other secured party or parties under or in connection with the Credit Agreement (the other Secured Parties together with the Administrative Agent are collectively referred to as the "Original Pledgees"); and (5) AVAYA GMBH & CO. KG, a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) organized under the laws of the Federal Republic of Germany, with registered office at Theodor-Heuss-Allee 112, 60486 Frankfurt am Main, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt under registration number HRA 29419 ("Partnership"). The Pledgors, the Administrative Agent, the other Pledgees and the Partnership are hereinafter collectively referred to as the "Parties" and each also as a "Party". WHEREAS: (A) Reference is made to that certain credit agreement, dated as of 4 June 2015, among Avaya Canada Corp., an unlimited liability company organized under the laws of the province of Nova Scotia, Avaya UK, a company incorporated under the laws of England and Wales, Avaya International Sales Limited, a limited liability company incorporated under the laws of Ireland, Avaya Deutschland GmbH and the Partnership as borrowers (collectively, the "Borrowers"), the other loan parties from time to time party thereto, the lenders from time to time party thereto, the Administrative Agent, and each other party thereto (as amended, restated, supplemented, confirmed or

2 AVAYA Interest Pledge Agreement (FRA#284857) otherwise modified from time to time the "Credit Agreement"). (B) It is a condition under the Credit Agreement that the Pledgors enter into this Agreement and to pledge its respective interests in the Partnership as security for the Secured Obligations (as defined below). NOW THEREFORE, the Parties agree as follows: 1. DEFINITIONS AND RULES OF CONSTRUCTION 1.1 Definitions In this Agreement: "Administrative Agent" shall have the meaning assigned to such term in the preamble hereto and includes each other Person appointed as a successor Administrative Agent. “Arrangers” means Citigroup Global Markets Inc., Bank of America, N.A. and Wells Fargo Bank, National Association, each in its capacity as a joint lead arranger under or in connection with the Credit Agreement. "Borrowers" shall have the meaning assigned to such term in the preamble hereto and includes each other Person that becomes a borrower under the Credit Agreement from time to time. "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, USA, or Frankfurt am Main, Germany are authorised or required by law to close. "Collateral Documents" means (i) any U.S. pledge and security agreement; (ii) each pledge agreement, mortgage, deed of hypothec, debenture, bond, security agreement, guarantee or other agreement in favour of the Administrative Agent and any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents that is governed by the laws of Canada (or any subdivision thereof); (iii) each pledge agreement, mortgage, deed of hypothec, debenture, bond, security agreement, guarantee or other agreement in favour of the Administrative Agent and any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents that is governed by the laws of the Netherlands (or any subdivision thereof), securing the Obligations; (iv) each pledge agreement (including this Agreement), mortgage, security agreement, guarantee or other agreement in favour of the Administrative Agent and any other pledge agreement, mortgage, security agreement or other agreement entered pursuant to the terms of the Loan Documents that is governed by the laws of the Federal Republic of Germany; (v) each pledge agreement, mortgage, charge, security agreement, security trust deed, Irish share charge, guarantee or other agreement in favor of the Administrative Agent, and any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents that is governed by the laws of Ireland (or any subdivision thereof), securing the Obligations; (vi) each pledge agreement, mortgage, charge, security agreement, security trust deed, U.K. share charge, guarantee or other

3 AVAYA Interest Pledge Agreement (FRA#284857) agreement in favor of the Administrative Agent, and any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents that is governed by the laws of England and Wales, securing the Obligations; and (vii) collateral assignments, security agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders and each of the other agreements, instruments or documents that creates or purports to create a lien or guarantee in favor of the Administrative Agent for the benefit of the Secured Parties. “Debtor Relief Laws” means title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor statute, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the UK Insolvency Act 1986, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement, rearrangement, readjustment, composition, liquidation, receivership, insolvency, reorganization, examinership, or similar debtor relief or debt adjustment laws of the United States, Canada, England and Wales, Ireland, Germany or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including (solely with respect to any corporation incorporated under the laws of Canada or any province or territory thereof) any corporate law of any jurisdiction permitting a debtor to compromise the claims of its creditors against it and including any rules and regulations pursuant thereto. "Event of Default" means an event which would entitle the Administrative Agent under the Credit Agreement, inter alia, to terminate forthwith the commitments and declare the loans and reimbursement obligations and other amounts outstanding under any of the Loan Documents due and payable in full or in part. "Existing Interest" means all interest in whatever nominal value which the Pledgors hold in the Partnership as at the date hereof, including, for the avoidance of doubt, such interests listed under Clause 2 below. "Future Interest" means all additional interest in the capital of the Partnership in whatever nominal value which the relevant Pledgor may acquire after the execution of this Agreement. "Future Pledgee" means any entity or Person which may become a pledgee hereunder by way of (i) transfer of the Pledges by operation of law following the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of any part of the Secured Obligations from any Original Pledgee or Future Pledgee to such future pledgee and/or (ii) accession to this Agreement pursuant to sub-Clause 3.4 hereof as pledgee. "Interest" means jointly the Existing Interest and the Future Interest. "Issuer Documents" means any Letter of Credit, any Letter of Credit application, and any other document, agreement and instrument entered into by an L/C Issuer and Avaya Inc. (or any of its subsidiaries) or in favour of such L/C Issuer and relating to such Letter of Credit.

4 AVAYA Interest Pledge Agreement (FRA#284857) “L/C Issuer” means, individually or collectively, as the context requires, Citibank, N.A. and any other Lender that becomes an L/C Issuer under the Credit Agreement, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such affiliate with respect to Letters of Credit issued by such affiliate. "Lender" means each entity which has become or may become in the future a lender under the Credit Agreement and, as the context requires, includes any issuer of Letter of Credit and each swing line lender under the Credit Agreement, other than, in each case, any such entities or other Person that has ceased to be a party to the Credit Agreement. "Letter of Credit" means any commercial letter of credit, standby letter of credit and indemnity, guaranty exposure transmittal memorandum or similar form of credit support, in each case issued under or in connection with the Credit Agreement. “Loan Documents” means, collectively, (i) the Credit Agreement, (ii) each promissory note (revolving credit note) of the Borrowers payable in US-Dollars to any Lender or its registered assigns evidencing the aggregate indebtedness of the Borrowers to such Lender resulting from the revolving credit loans made by such Lender under or in connection with the Credit Agreement, (iii) each guaranty of all Obligations of any Borrower made by each Borrower and each direct parent (that is not organized under the laws of the USA, any state thereof or the District of Columbia) of each Borrower in favour of the Administrative Agent on behalf of the Secured Parties; (iv) each unsecured guaranty of all Obligations made by Avaya Inc. and certain subsidiaries of Avaya Inc. (organized under the laws of the USA, any state thereof or the District of Columbia) in favor of the Administrative Agent on behalf of the Secured Parties; (v) the Collateral Documents; and the Issuer Documents. "Loan Parties" means the Borrowers, Avaya Inc. and each subsidiary of Avaya Inc. which (and as long it) provides for a guaranty under or in connection with the Credit Agreement. "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any loan by a Lender to a Borrower under or in connection with the Credit Agreement or a Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. "Parallel Obligations" means the independent obligations of any Loan Party arising pursuant to the Credit Agreement or under any other abstract acknowledgement of indebtedness (abstraktes Schuldanerkenntnis) in favour of the Administrative Agent granted in relation to the Loan Documents.

5 AVAYA Interest Pledge Agreement (FRA#284857) "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity. "Pledge" has the meaning given to such term in Clause 3 (Pledge of Interest and Ancillary Rights). "Pledgees" means Original Pledgees and the Future Pledgees and "Pledgee" means any of them. "Secured Parties" shall mean, collectively, the Administrative Agent, the Lenders, any supplemental administrative agent under the Credit Agreement, any receiver or delegate and each co-agent or subagent appointed by the Administrative Agent under or in connection with the Credit Agreement from time to time. "Secured Obligations" shall mean the Obligations, including, the Parallel Obligations. The Secured Obligations shall include any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt). "Security" means any mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect granted by any Foreign Loan Party under the Loan Documents with a view to securing the Secured Obligations or any other rights of any Secured Party. 1.2 Construction (a) In this Agreement the word(s): (i) "include", "includes", "including" and "in particular" shall be construed as illustrative only and not as limiting the generality of any preceding words; (ii) "hereby", "herein", "hereof", "hereunder" and "herewith", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (iii) "promptly" means without undue delay (ohne schuldhaftes Zögern); and (iv) "will" shall be construed to have the same meaning and effect as the word "shall". (b) Unless a contrary indication appears, words importing the plural shall include the singular and vice versa. 1.3 Other references (a) Unless a contrary indication appears, in this Agreement: (i) any definition of, or reference to, any agreement, instrument or other document shall be construed as a reference to such agreement, instrument or other document as amended, novated, restated, supplemented, superseded, extended or otherwise modified from time

6 AVAYA Interest Pledge Agreement (FRA#284857) to time (subject to any restrictions on such amendments, novations, restatements, supplements, supersessions, extensions or modifications set forth in any of the Loan Documents); (ii) any reference to any Person shall be construed to include such Person's successors, transferees and assigns; and (iii) references to "Clauses" and "Schedules" are references to clauses of, and schedules to, this Agreement. (b) The headings in this Agreement are for ease of reference only and shall not affect the interpretation of this Agreement. 1.4 This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of an English word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail. Where a legal concept is described in English, the meaning or construction of such legal concept under any law other than the law of the Federal Republic of Germany by any relevant foreign court shall not apply to this Agreement and in any event shall be ascribed the meaning or construction as applied by the law of the Federal Republic of Germany or a German court. 2. PLEDGED INTEREST 2.1 Pledgor 1 is the sole general partner (Komplementär) of the Partnership with a general partnership interest of EUR 0. 2.2 Pledgor 2 and Pledgor 3 are the sole limited partners (Kommanditisten) of the Partnership holding collectively a fixed contribution (Kommanditeinlage / Festkapitalanteil) in total of EUR 170,955,068 and a stated liable capital (Haftsumme) in total of EUR 50,000,000. 2.3 Pledgor 2 holds a limited partnership interest (Kommanditanteil) with a fixed contribution (Kommanditeinlage / Festkapitalanteil) of EUR 30,280,828.33 including a stated liable capital (Haftsumme) of EUR 2,550,000. 2.4 Pledgor 3 holds a limited partnership interest (Kommanditanteil) with a fixed contribution (Kommanditeinlage / Festkapitalanteil) of EUR 140,674,239.67 including a stated liable capital (Haftsumme) of EUR 47,450,000. 3. PLEDGE OF INTEREST AND ANCILLARY RIGHTS 3.1 Each Pledgor hereby pledges the Interest held by it in the Partnership to each of the Pledgees (each an "Interest Pledge"). 3.2 In addition each Pledgor hereby pledges to each of the Pledgees: (a) all its present and future rights to receive: (i) profits payable in relation to the Interest (Gewinnanspruch), in particular but not limited to, any and all rights and claims arising in

7 AVAYA Interest Pledge Agreement (FRA#284857) connection with the capital accounts (Kapitalkonten), any loan account (Darlehenskonto), any reserve account (Rücklagenkonto)(if any) and any current account (laufendes Konto)(if any) of the Pledgors (including, but not limited to, interest payable on any of these accounts); and (ii) any liquidation proceeds (Liquidationserlöse), consideration for redemption (Abfindungsansprüche), repaid capital in case of a capital decrease or repaid capital surplus or paid-in surplus (Rücklage), any compensation in case of termination (Kündigung), withdrawal (Austritt), disqualification (Ausschluss) or any other form of retirement (Ausscheiden) as a partner of the Partnership; (iii) all other pecuniary rights and benefits attributable to and any other payment claims deriving from or in connection with the Interest (including any proceeds or other consideration generated as a result of any transfer of the Interest); and (b) any and all other rights and benefits in connection with the Interest, (each an "Additional Pledge", together with the Interest Pledge, the "Pledges"). 3.3 Each of the Original Pledgees hereby accepts the Pledges for itself. 3.4 The Administrative Agent accepts, as representative without power of attorney (Vertreter ohne Vertretungsmacht), the respective Pledges for and on behalf of each Future Pledgee. Each Future Pledgee ratifies such acceptance (Genehmigung der Erklärung des Vertreters ohne Vertretungsmacht) for itself by accepting the transfer or assignment (including, for the avoidance of doubt, by way of novation, succession, assumption of contract (Vertragsübernahme) or otherwise) of any Secured Obligation (or part of them) from any Pledgee or by becoming a party to any Loan Document. Upon such ratification (Genehmigung), such Future Pledgee becomes a party to this Agreement, it being understood that any future or conditional claim (zukünftiger oder bedingter Anspruch) of such Future Pledgee arising under any Loan Document shall be secured by the Pledges constituted hereunder. 3.5 All Parties hereby confirm that the validity of the Pledges granted hereunder shall not be affected by the Administrative Agent acting as representative without power of attorney for each Future Pledgee. 3.6 The validity and effect of each Pledge shall be independent from the validity and effect of any of the other Pledges. Each Pledge to each of the Pledgees shall be a separate and individual pledge ranking pari passu with each other Pledge. 3.7 Each Pledge is in addition, and without prejudice, to any other security interest that any Pledgee may now have, or hereafter receive, in respect of any Secured Obligation. 3.8 For the avoidance of doubt, the Parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created hereunder by operation of law upon the transfer or assignment (including by way of novation or assumption of

8 AVAYA Interest Pledge Agreement (FRA#284857) contract (Vertragsübernahme)) of all or part of the Secured Obligations by any Pledgee to any Future Pledgee. 4. SECURITY PURPOSE 4.1 The Pledges are constituted in order to secure the prompt and complete satisfaction of any and all Secured Obligations. 4.2 The Pledges shall also cover any future extension of the Secured Obligations and each Pledgor hereby expressly agrees that the provisions of § 1210 para. 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch – the "BGB") shall not apply to this Agreement. 5. CONSENT OF THE PARTNERSHIP AND NOTIFICATION The respective Pledgor hereby notifies the Partnership of the Pledges created hereunder. The Partnership hereby acknowledges the Pledges created hereunder by countersigning this Agreement. 6. VOTING, DIVIDEND AND OTHER MEMBERSHIP RIGHTS 6.1 The membership rights (Mitgliedschaftsrechte), including the voting rights, attached to the Interest, remain with the Pledgor. 6.2 Unless otherwise agreed between the Parties in writing or any stricter form required, each Pledgor (i) shall at all times until the full satisfaction of all Secured Obligations or the release of the Pledges exercise its membership rights, in particular its voting rights, in a manner that the validity and enforceability of the Pledges and the existence of the Interest are not in any way materially and adversely affected, (ii) shall not take, or participate in, any action that could impair the security interest of the Pledgees or the security purpose as described in Clause 4 (Security Purpose) or defeat, impair or circumvent the rights of the Pledgees hereunder, and (iii) shall not act in a manner which would cause an Event of Default to occur (excluding any of the foregoing which results solely from any action which is permitted under the Loan Documents). Each Pledgor undertakes to exercise its voting rights from time to time in such a way that, without the prior consent of the Pledgees, acting through the Administrative Agent (which consent may not unreasonably be withheld or delayed), no resolutions are passed which will materially and adversely affect the value of the Interest, namely the reduction or increase of the capital of the Partnership, any merger of the Partnership or its liquidation, dissolution or the termination of its existence or the cessation of its business or part of its business (excluding any of the foregoing which results solely from any action which is permitted under the Loan Documents). 6.3 Each Pledgor shall inform the Administrative Agent promptly of all actions concerning the Partnership that might have a material and adverse effect on the security interest of the Pledgees. In particular, each Pledgor shall notify the Administrative Agent of any partners' meeting at which a resolution is intended to be adopted that would materially and adversely affect the Pledges. Each Pledgor shall send to the Administrative Agent without undue delay (unverzüglich) a copy of the minutes of any such partners' meeting (regardless of whether it was intended to pass a partners' resolution which could have a material adverse effect). Without prejudice to

9 AVAYA Interest Pledge Agreement (FRA#284857) the aforesaid, as long as any of the Pledges remain in effect, and, without any obligation under this Agreement to provide privileged and other confidential information, each Pledgor shall send to the Administrative Agent, upon its written specific request, a copy of the minutes of any ordinary or extraordinary partners' meeting relating to the Partnership. 6.4 Following an Event of Default which is continuing, the Pledgees, their respective representatives or any other Person designated by any of the Pledgees shall be permitted, to the extent legally permissible, to participate in any partners' meetings without the power to vote. 6.5 Notwithstanding that the profits related to the Interest are pledged hereunder, each Pledgor shall be entitled to receive and retain all profit payments in respect of the Interest until the occurrence of an Event of Default which is continuing and the receipt of a notice from the Administrative Agent that it is exercising its rights under this Clause 6. Thereafter, any dividends and any such payments in respect of the Interest shall be delivered to the Administrative Agent to be held as Security and shall, if received by a Pledgor, be received as holder for the Pledgees and segregated from the other property or funds of the relevant Pledgor and be forthwith delivered to the Administrative Agent as Security. After all Events of Default have been cured or waived, the Administrative Agent shall promptly repay to the Pledgor (without interest) all dividends, interest, principal or other distributions that the Pledgor would otherwise be permitted to retain pursuant to the terms of this Clause Error! Reference source not found. that remain in such account, unless the Administrative Agent has exercised its rights under and in accordance with Clause 9. 6.6 Each Pledgor will promptly inform the Administrative Agent of any change in the capital of the Partnership, the partner structure (including the ownership of any interest in the Partnership) as well as the distribution and nominal amounts of any of the interest in the Partnership. 7. REPRESENTATIONS AND WARRANTIES Each Pledgor hereby guarantees (garantiert) to each of the Pledgees by way of an independent guarantee (selbstständiges Garantieversprechen) pursuant to § 311 para. 1 BGB that the following statements are accurate and complete: 7.1 At the date hereof the Partnership has been duly established and is validly existing as a partnership with a limited liability company (Gesellschaft mit beschränkter Haftung) as its general partner (GmbH & Co. KG) under the laws of the Federal Republic of Germany and is neither unable to pay its debts as and when they fall due (zahlungsunfähig), over-indebted (überschuldet) nor subject to imminent illiquidity (drohende Zahlungsunfähigkeit) (all within the meaning of §§ 17 to 19, inclusive, of the German Insolvency Act (Insolvenzordnung, "InsO")) or any similar situation under any applicable law or subject to any insolvency proceedings (Insolvenzverfahren) or similar proceedings under any applicable law. 7.2 The statements made in Clause 2 above are accurate and complete in all respects. 7.3 The Existing Interest is fully paid in and has not been repaid and there is no obligation to make additional contributions (Einlagen, Agio, Nachschüsse) or the like.

10 AVAYA Interest Pledge Agreement (FRA#284857) 7.4 Each Pledgor holds sole unrestricted legal and beneficial title (alleinige unbeschränkte rechtliche und wirtschaftliche Inhaberschaft) to the Existing Interest pledged by it. 7.5 Each Pledgor is free to pledge and to transfer any of the Interest pledged by it to the Pledgees and is not subject to any restrictions of any kind with regard to the transfer of, or the granting of a pledge in, or any other disposal of, the Interest or with regard to the right to receive profits with respect to the Interest. 7.6 The Interest are (i) free from any rights or claims of other Persons, and there are no outstanding warrants, options, or any other rights to purchase or acquire any of the Interest, or partner, voting trust or similar agreements outstanding, (ii) not subject to any restrictions of any kind with regard to the transfer of, or the granting of a pledge in, or any other disposal of, the Interest or with regard to the right to receive profits and (iii) free from any encumbrances, unless otherwise permitted in the Credit Agreement, in each case save for the Pledges granted hereunder and any restrictions expressly agreed among the Parties in writing or any other stricter form applicable. 7.7 The validity and enforceability of this Agreement and the Pledges over the Interest and all ancillary rights and claims as more particularly specified in Clause 3 (Pledged Interest) are not subject to a consent or other (legal or non-legal) requirement or condition. 7.8 All matters and facts that are required of being entered into the commercial register (Handelsregister) of the Partnership have been entered into the commercial register (Handelsregister), and, in particular, no partners' resolutions regarding changes in the partnership agreement of the Partnership have been passed which have not been disclosed to the Administrative Agent on prior to the date hereof. 7.9 There are no silent partnership agreements, domination and/or profit transfer agreements or similar arrangements by which a third party would be entitled to any participation in any profits or revenues of the Partnership. 7.10 The place from which the Partnership is in fact administered and where all material managerial decisions are taken (tatsächlicher Verwaltungssitz) is situated in the Federal Republic of Germany. 7.11 Each Pledgor has the corporate power and authority to enter into this Agreement, and all necessary authorisations to entitle the relevant Pledgor to enter into this Agreement have been obtained and are in full force and effect. 8. UNDERTAKINGS During the term of this Agreement, each Pledgor undertakes to each of the Pledgees: 8.1 in each case under this Clause 8.1 other than in a transaction permitted under the Credit Agreement or the Loan Documents, it will not take, or participate in, any action that results or might result in such Pledgor's loss of ownership of all or part of the Interest or any interest therein (including, for the avoidance of doubt, any transfer by means of universal or partial succession (Gesamtrechtsnachfolge, partielle Gesamtrechtsnachfolge)), and any other transaction which would have the same result

11 AVAYA Interest Pledge Agreement (FRA#284857) as a sale, transfer, encumbrance or other disposal of the relevant Interest or which would materially and adversely impair the security interest of the Pledgees or the security purpose as described in Clause 4 (Security Purpose) or for any other reason defeat, circumvent or materially and adversely impair the rights of the Pledgees unless otherwise agreed between the Parties in writing (including respective permissions set out in the Loan Documents) or any stricter form required or previously consented to by the Administrative Agent (acting on behalf of the Pledgees) in writing; 8.2 it will not, unless provided for or permitted under this Agreement or the Credit Agreement or explicitly otherwise agreed in writing or any other stricter form applicable between the Parties or previously consented to by the Administrative Agent (acting on behalf of the Pledgees) in writing: (a) resolve upon any kind of transformation (Umwandlung) within the meaning of the German Transformation Act (Umwandlungsgesetz) in respect of the Partnership; (b) reduce the fixed contribution (Kommanditeinlage / Festkapitalanteil) and/or the stated liable capital (Haftsumme) of any partner of the Partnership; (c) amend, or vote for any amendment of, the partnership agreement of the Partnership, if and to the extent such amendment would affect the Pledges or the rights the Pledgees/the Administrative Agent (acting on behalf of the Pledgees), may exercise under this Agreement, in particular to restrict or prohibit the transfer of the relevant Interest, including, without limitation, any change pursuant to which the transfer of interest would require the consent of the partners, a partners' resolution or the consent of any other body of the Partnership or the Partnership itself; or (d) effect any transaction which is reasonably likely to have a material adverse effect upon any Pledge; or (e) agree to any of the foregoing; 8.3 it will not increase the fixed contribution (Kommanditeinlage / Festkapitalanteil) and/or the stated liable capital (Haftsumme) of any partner of the Partnership without the Administrative Agent's prior written consent; 8.4 in the event of any increase of the capital of the Partnership, not to permit any other party to subscribe to any Future Interest in respect of the Partnership, and not to defeat, circumvent or materially impair in any way the rights of the Pledgees created hereunder, unless otherwise explicitly agreed in writing or any other stricter form applicable between the Parties or previously consented to by the Administrative Agent (acting on behalf of the Pledgees) in writing; 8.5 it will ensure that the partnership agreement of the Partnership contains no right of first refusal (Vorkaufsrecht) and/or transfer consent provision (Vinkulierung) or similar restriction that (in respect of such similar restriction only), would adversely affect the Pledges, and, additionally, refrain from taking any action in order to incorporate or use such restriction whether in the partnership agreement of the Partnership or in any separate agreement;

12 AVAYA Interest Pledge Agreement (FRA#284857) 8.6 it will notify the Administrative Agent without undue delay of any change in the participation in, or the capital contributions to the Partnership or of any change in the partnership agreement of the Partnership that could adversely affect the Pledges; 8.7 at its own expense, if requested by the Administrative Agent, to defend its title or interest in the Shares, and the security interest of the Administrative Agent created hereunder and the priority thereof, in each case against any and all liens (including Pfändungen but other than liens permitted pursuant to the Credit Agreement), however arising, of all Persons whomsoever; 8.8 to obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations applicable to enable the respective Pledgor lawfully to enter into and perform its obligations under this Agreement and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement; 8.9 to effect promptly any payments in respect of the Interest; 8.10 it will make all declarations and take all actions, at its own costs and expenses that the Administrative Agent reasonably requests as being necessary for the creation, perfection, maintenance, protection, continuance or enforcement of any of the rights purported to be created hereunder; and 8.11 upon the reasonable request of the Administrative Agent, it shall confirm or re- execute in written form (or, if the shares in Pledgor 1 are or are to be pledged under or in connection with the Loan Documents, in notarial form) and on the same terms and conditions as set forth herein, at its own costs and expenses, the Pledges created hereunder to ensure that any Future Pledgee receives the benefit of the Pledges. 9. ENFORCEMENT 9.1 If (i) an Event of Default has occurred which is continuing and (ii) the requirements set forth in §§ 1273 para. 2, 1204 et seq. BGB with regard to the enforcement of any of the Pledges are met (Pfandreife), the Pledgees (acting through the Administrative Agent) may at any time thereafter avail themselves of all rights and remedies that a pledgee has against a pledgor under the laws of the Federal Republic of Germany. 9.2 Notwithstanding § 1277 BGB, the Pledgees may enforce the Pledges and exercise their rights without obtaining an enforceable judgment or other instrument (vollstreckbarer Titel). The Pledgees shall be entitled to have the Pledges enforced in any manner allowed under the laws of the Federal Republic of Germany. 9.3 The Administrative Agent will notify the relevant Pledgor at least 5 (five) Business Days prior to the enforcement of the Pledges (or any of them) (such notice may, for the avoidance of doubt, constitute part of the Administration Agent's notice which results in an acceleration of the Credit Agreement). No such notification shall be required if it were unsuitable under the circumstances (untunlich), in particular if (i) any Pledgor has generally ceased to make payments (Zahlungseinstellung), (ii) an application for the institution of insolvency proceedings has been filed by or against any Pledgor (Antrag auf Eröffnung eines Insolvenzverfahrens) unless in case of an application filed against it, such application is obviously abusive, or insolvency

13 AVAYA Interest Pledge Agreement (FRA#284857) proceedings have been opened (Eröffnung eines Insolvenzverfahrens), or (iii) compliance with the notice period would have an adverse effect on the enforcement and realisation of the Pledges (or any of them). Each Pledgor hereby expressly agrees that these notice provisions are sufficient and the Pledgees (acting through the Administrative Agent) shall not be obliged to deliver any further notices (including the notices set out under § 1234 BGB) to any Pledgor prior to the realisation of the Pledges (or any of them). 9.4 If the Pledgees (acting through the Administrative Agent) should seek to enforce the Pledges, each Pledgor shall, at its own costs and expenses, render forthwith all assistance necessary or desirable in order to facilitate the prompt realisation of the Pledges (or any of them) and/or the exercise by the Pledgees (acting through the Administrative Agent) of any other right the Pledgees may have under the laws of the Federal Republic of Germany or hereunder. 9.5 The Pledgees (acting through the Administrative Agent) may, in their sole discretion, determine which of several security interests (created under this Agreement or elsewhere) shall be used to satisfy the Secured Obligations. Each Pledgor hereby expressly waives its rights pursuant to § 1230 sentence 2 BGB to limit the realisation of the Pledges and pledges over other shares or partnership interests in one or more other companies to such number of pledges as are necessary to satisfy the Secured Obligations. Each Pledgor further agrees that the Administrative Agent may, in its sole discretion, decide to enforce each of the Pledges individually at separate proceedings or together with any other Pledges or additional pledges over shares or partnership interests in one or more other companies at one single proceeding (Gesamtverwertung). 9.6 The proceeds from the enforcement of the Pledges shall, after deduction of all enforcement costs and fees (including costs for court proceedings, legal fees and value added tax, if applicable), be paid to the Administrative Agent and be applied in accordance with the terms of the Credit Agreement. 9.7 Until the Secured Obligations have been satisfied and discharged in full, the Administrative Agent shall be entitled to treat all enforcement proceeds which have not been applied or must not be applied in satisfaction of the Secured Obligations as additional collateral for the Secured Obligations for the benefit of the Pledgees. 9.8 After the complete, unconditional and full payment and discharge of all of the Secured Obligations any remaining proceeds resulting from the enforcement of the Pledges (or part thereof) shall be transferred to the respective Pledgor at the cost and expense of such Pledgor. 10. LIMITATIONS 10.1 Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if and to the extent that any managing director (Geschäftsführer) of a Pledgor (or, in case of Pledgor 3, of its general partner) demonstrates in writing to the Administrative Agent by way of providing a certificate accompanied with background information satisfactory to the Administrative Agent (acting reasonably) that enforcement of the collateral created hereunder in respect of any Cross- and Upstream Liability Obligation were to cause personal liability of such managing director based

14 AVAYA Interest Pledge Agreement (FRA#284857) on mandatory restrictions imposed by German law relating to up-stream and cross- stream guarantees and/or collateral and/or payment, the Administrative Agent shall release the net proceeds of an enforcement of the collateral created hereunder in respect of the Cross- and Upstream Liability Obligation up to the amount at which no such personal liability (as demonstrated by the managing director) would occur. In the event that the Administrative Agent is so required to release any net enforcement proceeds, the relevant Pledgor shall take all reasonable measures to mitigate the requirement and/or amount of such release and inform the Administrative Agent of any such measures accordingly. The relevant Pledgor shall pay any proceeds generated from such measures without undue delay from receipt to the Administrative Agent if and to the extent necessary to satisfy the Secured Obligations but only if and to the extent such payment were not to cause the aforementioned personal liability of its managing director. The relevant Pledgor shall at any time, upon the Administrative Agent's reasonable request, provide the Administrative Agent with further and updated evidence showing whether and to which extent its financial condition has improved. 10.2 Any evidence relating to financial information delivered by the relevant Pledgor in connection with Clause 10.1 above shall be prepared in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch, "HGB") consistently applied by the relevant Pledgor (or in case of Pledgor 3, by its general partner) in preparing its unconsolidated balance sheets (Jahresabschluss) according to § 42 German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, GmbHG), §§ 242, 264 HGB in the previous years, save that (i) loans provided to the relevant Pledgor by its parent or any of its parent's subsidiaries shall be disregarded, if and to the extent that such loans are subordinated or are considered subordinated by law or by contract at least to the rank pursuant to § 39 (1) No. 5 InsO and (ii) loans or other contractual liabilities incurred by the relevant Pledgor in breach of this Agreement or any other Loan Document shall not be taken into account as liabilities. 10.3 “Cross- and Upstream Liability Obligations” means any guarantee and indemnity or joint and several liability which secures any obligations owed by any other Loan Party who is an affiliated company (verbundenes Unternehmen) within the meaning of § 15 German Stock Corporation Act (Aktiengesetz) (in each case other than a direct or indirect subsidiary of the relevant Pledgor). For the avoidance of doubt, any guarantee and indemnity or joint and several liability which secures any obligations owed in respect of (x) loans to the extent they are on-lent to the relevant Pledgor or any of its direct or indirect subsidiaries and such amount is not repaid or (y) bank guarantees, letters of credit or any other financial or monetary instrument issued for the benefit of any of the creditors of the relevant Pledgor or any of its direct or indirect subsidiaries shall not constitute Cross- and Upstream Liability Obligations. 11. WAIVER OF DEFENCES 11.1 Each Pledgor hereby expressly waives all defences of revocation (Einrede der Anfechtbarkeit) and set-off (Einrede der Aufrechenbarkeit) pursuant to §§ 770, 1211 BGB.

15 AVAYA Interest Pledge Agreement (FRA#284857) 11.2 Each Pledgor hereby expressly waives its defences based on defences any Loan Party might have against any of the Secured Obligations (Einreden des Hauptschuldners) pursuant to § 1211 para. 1 sentence 1 alternative 1 BGB. 12. RECOURSE CLAIMS 12.1 If the Pledges are enforced or if any Pledgor has discharged any of the Secured Obligations (or any part of them), § 1225 BGB (Forderungsübergang auf den Verpfänder) shall not apply and no rights and claims of the Pledgees shall pass to any Pledgor by subrogation or otherwise. 12.2 Subject to any release in accordance with Clause 10 above, no Pledgor shall at any time before, on or after an enforcement of the Pledges, and/or as a result of any Pledgor entering into this Agreement, have any recourse claims (Rückgriffsansprüche) (including those on the basis of unjust enrichment (ungerechtfertigte Bereicherung)) or be entitled to demand indemnification or compensation from any Loan Party or any of the relevant Loan Party's affiliates or to assign any of these claims. Each Pledgor hereby irrevocably waives (Verzicht auf Rückgriffsansprüche) and, to the extent any rights or claims are not covered by such waiver, agrees not to exercise (pactum de non petendo) any rights or claims that may pass to, or are otherwise established or created for the benefit of, the relevant Pledgor by subrogation or otherwise, including any recourse claim against any Loan Party as a result of: (a) the repayment by the relevant Pledgor of any debt or the satisfaction of any other obligation of that Loan Party under any of the Loan Documents; or (b) the enforcement of any Pledge (or any part thereof). 13. DURATION AND INDEPENDENCE 13.1 This Agreement shall remain in full force and effect until complete satisfaction of the Secured Obligations. The Pledges shall not cease to exist if the Secured Obligations have only temporarily been discharged. 13.2 This Agreement shall create a continuing security interest and no amendment, restatement, supplement, supersession, extension or other modification whatsoever in the Credit Agreement or in any document or agreement related to any of the Credit Agreement shall affect the validity or the scope of this Agreement nor the obligations that are imposed on the Pledgors pursuant to it. 13.3 This Agreement is independent from any other security that may have been or will be given to the Pledgee. Such other security shall not prejudice, shall not be prejudiced by, and shall not be merged in any way with this Agreement. 13.4 Waiving § 418 BGB, each Pledgor hereby agrees that the security created hereunder shall not be affected by any transfer or assumption of the Secured Obligations to, or by, any third party.

14. RELEASE OF PLEDGES (PFANDFREIGABE)

14.1 The Parties are aware that upon complete satisfaction of the Secured Obligations the Pledges will cease to exist by operation of German mandatory law due to their accessory nature (Akzessorietät). Upon written request of the Pledgors, the Administrative Agent (acting on behalf of the Pledgees) will declare the release of the Pledges (Erlöschen der Pfandrechte) and all other obligations under this Agreement to the Pledgors as a matter of record as soon as reasonably practicable after the Secured Obligations have been completely and irrevocably discharged.

14.2 At any time when the total value of any and all Security granted by the Pledgors and any of the other Foreign Loan Parties to secure the Secured Obligations, which can be expected to be realised in the event of an enforcement of any and all Security (realisierbarer Wert), exceeds 110% of the Secured Obligations (the "**Limit**") not only temporarily, in the opinion of an internationally recognised firm of independent public accountants, investment bank or appraisal firm, the Pledgees shall, on demand of the Pledgors, release such part of the Security (Sicherheitenfreigabe) as the Pledgees may in their sole discretion determine so as to reduce the realisable value of the Security to the Limit.

15. INDEMNITY

Section 10.05 of the Credit Agreement shall apply accordingly as explicitly set out in this Agreement.

16. NOTICES AND LANGUAGE

16.1 All notices, consents, and other communications hereunder shall be made in writing and shall be hand-delivered or sent by facsimile or courier to the following addresses, or to such other recipients or addresses as notified by the respective Party to the other Parties in writing no later than 5 (five) Business Days before any subsequent notices or communications will be sent to such Person:

to Pledgor 1:	**AVAYA VERWALTUNGS GMBH**	
	Address:	Theodor-Heuss-Allee 112 60486 Frankfurt am Main Germany
	Telefax:	(0049) (69) 7505 56384
	Attention:	Wolfgang Zorn Area Controller DACH
to Pledgor 2:	**AVAYA GERMANY GMBH**	
	Address:	Theodor-Heuss-Allee 112 60486 Frankfurt am Main Germany
	Telefax:	(0049) (69) 7505 56384

16

AVAYA Interest Pledge Agreement (FRA#284857)

	Attention:	Wolfgang Zorn Area Controller DACH
to Pledgor 3:	**TENOVIS TELECOM FRANKFURT GMBH & CO KG**	
	Address:	Theodor-Heuss-Allee 112 60486 Frankfurt am Main Germany
	Telefax:	(0049) (69) 7505 56384
	Attention:	Wolfgang Zorn Area Controller DACH
to the Partnership:	**AVAYA GMBH & CO. KG**	
	Address:	Theodor-Heuss-Allee 112 60486 Frankfurt am Main Germany
	Telefax:	(0049) (69) 7505 56384
	Attention:	Wolfgang Zorn Area Controller DACH
in each case with copy to:	**Adele Freedman**	
	Address:	c/o Avaya Inc. 4655 Great American Parkway Santa Clara, CA 95054 U.S.A.
	Michael Lee	
	Address:	ROPES & GRAY LLP Prudential Tower, 800 Boylston Street Boston, MA 02199-3600 U.S.A.
to the Pledgees to the Administrative Agent:	**CITIBANK, N.A.**	
	Address:	390 Greenwich Street, 1st Floor New York, NY 10013
	Attn:	Brendan Mackay
	Telephone:	(001) (212) 723-3752
	Telefax:	(001) (646) 291-3363

16.2 Proof of posting or dispatch of any notice or communication to any Pledgor shall be deemed (*widerlegbare Vermutung*) to be proof of receipt in the case of a letter, on the second Business Day in the country of receipt after posting and in the case of a fax transmission or cable on the Business Day in the country of receipt immediately following the date of its dispatch.

16.3 Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into the English language. In the event of any conflict between the English language

17

AVAYA Interest Pledge Agreement (FRA#284857)

18 AVAYA Interest Pledge Agreement (FRA#284857) text and the text in the other language, the English language text shall prevail (including in case of translations into the English language). 17. PARTIAL INVALIDITY, NO IMPLIED WAIVER 17.1 Without prejudice to any other provision hereof, if at any time any provision hereof is or becomes void (nichtig), invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any Party, this shall not, to the fullest extent permitted by mandatory, applicable law, render void, invalid, illegal or unenforceable such provision or provisions in any other jurisdiction or with respect to any other Party and shall not affect or impair the validity, legality and enforceability of the remaining provisions hereof. Such void, invalid, illegal or unenforceable provision shall be deemed replaced by such valid, legal and enforceable provision that comes as close as reasonably possible to the commercial intentions of the Parties. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled with such provision as comes as close as reasonably possible to what the Parties would have intended in accordance with the purpose of this Agreement had they considered the point at the time of conclusion of this Agreement. § 139 BGB shall not at all apply. 17.2 No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any of the (other) Pledgees, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law. 17.3 In particular, the Pledges shall not be affected and shall in any event extend to any and all Interest in the Partnership even if the number or nominal value of the relevant Existing Interest or the aggregate capital of the Partnership as stated in Clause 2 are inaccurate or deviate from the actual facts. 18. AMENDMENTS Any amendment of, supplement to, or any other modification of this Agreement, including this Clause 18 (Amendments), shall be made in writing by the Parties hereto, unless a stricter form is required by operation of law. 19. COSTS AND EXPENSES Section 10.04 of the Credit Agreement shall apply accordingly as explicitly set out in this Agreement. 20. ASSIGNS AND TRANSFEREES This Agreement shall be binding upon the Parties and their respective successors in law. The Administrative Agent and the (other) Pledgees shall be entitled to assign or otherwise transfer any and all of their rights and duties under this Agreement to any third party in accordance with the Credit Agreement and, solely to in the case of the (other) Pledgees, to the extent such third party becomes a Lender under the Credit

19 AVAYA Interest Pledge Agreement (FRA#284857) Agreement. None of the Pledgors shall be entitled to any such assignment or transfer other than pursuant to a transaction permitted by the Credit Agreement. The Parties hereby agree that any such Person, who is an assignee and/or transferee of a Secured Party pursuant to the Loan Documents shall become a Pledgee for the purposes of this Agreement. 21. PLACE OF JURISDICTION The district court (Landgericht) in Frankfurt am Main shall, to the extent legally permissible, have exclusive jurisdiction for any and all disputes arising under or in connection with this Agreement; provided, however, that the Administrative Agent and the (other) Pledgees shall also be entitled to take action against any of the Pledgors in any other court of competent jurisdiction and that the taking of proceedings against any Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.